                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 4, 1999, except as to Note 12, as to which the date is April , 2000 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-96009) and related Prospectus of Qualstar Corporation for the registration of 3,000,000 shares of its common stock and 250,000 shares of common stock to be sold by selling shareholders.

     Our audit also included the financial statement schedule of Qualstar Corporation listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          Ernst & Young LLP

Woodland Hills, California

March 20, 2000

   The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 12 to the financial statements.

                                          /s/ Ernst &Young LLP

Woodland Hills, California

March 20, 2000